Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	media@sprouts.com
(602) 682-1584
susannahlivingston@sprouts.com

Sprouts Farmers Market, Inc. Reports First Quarter 2023 Results

PHOENIX, Ariz. – (Globe Newswire) – May 1, 2023 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week first quarter ended April 2, 2023.

"We are pleased with our first quarter; we believe our long-term growth strategy is gaining traction and driving positive performance," said Jack Sinclair, chief executive officer of Sprouts Farmers Market. "Our results included comparable store sales growth of 3.1%, total sales growth of 6 percent, and adjusted diluted earnings per share growth of 24 percent."

First Quarter Highlights:

•
Net sales totaled $1.7 billion; a 6% increase from the same period in 2022
•
Comparable store sales growth of 3.1%
•
Diluted earnings per share of $0.73; Adjusted diluted earnings per share of $0.98(1); a 24% increase from the same period in 2022
•
Opened 8 new stores, closed 1 store, and acquired 2 previously licensed stores, resulting in 395 stores in 23 states as of April 2, 2023

1 Adjusted diluted earnings per share, a non-GAAP financial measure, excludes the impact of certain special items. See the “Non-GAAP Financial Measures” section of this release for additional information about this item.

Leverage and Liquidity in First Quarter 2023

•
Ended the quarter with $295 million in cash and cash equivalents and a $225 million balance on its $700 million revolving credit facility
•
Repurchased 3 million shares of common stock for a total investment of $98 million
•
Generated cash from operations of $180 million and invested $45 million in capital expenditures, net of landlord reimbursement, year-to-date thru April 2, 2023

Second Quarter and Full-Year 2023 Outlook

The following provides information on our full-year 2023 outlook:

•
Net sales growth: 5% to 6%
•
Comparable store sales growth: 2% to 3%
•
Adjusted EBIT: $370 million to $385 million
•
Adjusted diluted earnings per share: $2.58 to $2.68
•
Unit growth: 30 new stores, closing 11 stores, and acquisition of 2 previously licensed stores
•
Capital expenditures (net of landlord reimbursements): $210 million to $230 million

The following provides information on our second quarter 2023 outlook:

•
Comparable store sales growth: approximately 3%
•
Adjusted diluted earnings per share: $0.61 to $0.65

First Quarter 2023 Conference Call

Sprouts will hold a conference call at 5:00 p.m. Eastern Daylight Time on Monday, May 1, 2023, during which Sprouts executives will further discuss first quarter 2023 financial results.

A webcast of the conference call will be available through Sprouts’ investor relations webpage located at investors.sprouts.com. Participants should register on the website approximately ten minutes prior to the start of the webcast.

A webcast replay will be available at approximately 8:00 p.m. Eastern Daylight Time on Monday, May 1, 2023. This can be accessed with the following link.

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable. These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management. See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, the company’s ability to execute on its long-term strategy; the company’s ability to successfully compete in its competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; equipment supply disruptions; general economic conditions that impact consumer spending or result in competitive responses; accounting standard changes; the current inflationary environment and future potential inflationary and/or deflationary trends; the impact of the COVID-19 pandemic; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

True to its farm-stand heritage, Sprouts offers a unique grocery experience featuring an open layout with fresh produce at the heart of the store. Sprouts inspires wellness naturally with a carefully curated assortment of better-for-you products paired with purpose-driven people. The healthy grocer continues to bring the latest in wholesome, innovative products made with lifestyle-friendly ingredients such as organic, plant-based and gluten-free. Headquartered in Phoenix, and one of the largest and fastest growing specialty retailers of fresh, natural and organic food in the United States, Sprouts employs approximately 31,000 team members and operates more than 380 stores in 23 states nationwide. To learn more about Sprouts, and the good it brings communities, visit about.sprouts.com.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended
	April 2, 2023	April 3, 2022
Net sales	$1,733,310	$1,641,161
Cost of sales	1,083,248	1,029,413
Gross profit	650,062	611,748
Selling, general and administrative expenses	486,195	459,910
Depreciation and amortization (exclusive of depreciation included in cost of sales)	34,068	31,820
Store closure and other costs, net	28,277	377
Income from operations	101,522	119,641
Interest expense, net	2,220	3,039
Income before income taxes	99,302	116,602
Income tax provision	23,142	28,295
Net income	$76,160	$88,307
Net income per share:
Basic	$0.73	$0.80
Diluted	$0.73	$0.79
Weighted average shares outstanding:
Basic	103,827	110,903
Diluted	104,876	111,833

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	April 2, 2023	January 1, 2023
ASSETS
Current assets:
Cash and cash equivalents	$294,905	$293,233
Accounts receivable, net	12,404	16,108
Inventories	306,940	310,545
Prepaid expenses and other current assets	41,699	53,918
Total current assets	655,948	673,804
Property and equipment, net of accumulated depreciation	715,342	722,241
Operating lease assets, net	1,195,187	1,106,524
Intangible assets	208,060	184,960
Goodwill	381,751	368,878
Other assets	13,106	13,973
Total assets	$3,169,394	$3,070,380
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$187,948	$172,904
Accrued liabilities	148,865	151,306
Accrued salaries and benefits	48,160	61,574
Accrued income tax	5,456	—
Current portion of operating lease liabilities	123,726	135,584
Current portion of finance lease liabilities	976	1,012
Total current liabilities	515,131	522,380
Long-term operating lease liabilities	1,266,282	1,145,173
Long-term debt and finance lease liabilities	233,720	258,902
Other long-term liabilities	36,421	36,340
Deferred income tax liability	66,910	61,123
Total liabilities	2,118,464	2,023,918
Commitments and contingencies
Stockholders' equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 103,470,717 shares issued and outstanding, April 2, 2023; 105,072,756 shares issued and outstanding, January 1, 2023	104	105
Additional paid-in capital	753,822	726,345
Retained earnings	297,004	320,012
Total stockholders' equity	1,050,930	1,046,462
Total liabilities and stockholders' equity	$3,169,394	$3,070,380

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Thirteen weeks ended
	April 2, 2023	April 3, 2022
Operating activities
Net income	$76,160	$88,307
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	34,912	32,720
Operating lease asset amortization	30,696	28,043
Impairment of assets	27,845	171
Share-based compensation	3,852	4,456
Deferred income taxes	(386)	2,291
Other non-cash items	14	313
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	6,241	9,770
Inventories	5,400	(6,790)
Prepaid expenses and other current assets	9,528	3,613
Other assets	2,609	1,757
Accounts payable	27,006	27,645
Accrued liabilities	(2,024)	(6,857)
Accrued salaries and benefits	(13,712)	(14,106)
Accrued income tax	5,456	15,275
Operating lease liabilities	(33,956)	(32,180)
Other long-term liabilities	179	(1,399)
Cash flows from operating activities	179,820	153,029
Investing activities
Purchases of property and equipment	(47,044)	(27,227)
Payments for acquisition, net of cash acquired	(13,042)	—
Cash flows used in investing activities	(60,086)	(27,227)
Financing activities
Proceeds from revolving credit facilities	—	62,500
Payments on revolving credit facilities	(25,000)	(62,500)
Payments on finance lease liabilities	(219)	(176)
Payments of deferred financing costs	—	(3,373)
Repurchase of common stock	(98,349)	(45,715)
Proceeds from exercise of stock options	5,488	2,555
Cash flows used in financing activities	(118,080)	(46,709)
Increase in cash, cash equivalents, and restricted cash	1,654	79,093
Cash, cash equivalents, and restricted cash at beginning of the period	295,192	247,004
Cash, cash equivalents, and restricted cash at the end of the period	$296,846	$326,097

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents Adjusted EBITDA, Adjusted EBIT, and Adjusted diluted earnings per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.

The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion. Adjusted EBITDA, Adjusted EBIT and Adjusted diluted earnings per share exclude the impact of certain specified special items. The Company has begun reporting these adjusted measures to provide additional information with respect to the impact of store closure costs and certain other items during the thirteen weeks ended April 2, 2023. There were no such material adjustments during the thirteen weeks ended April 3, 2022.

Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and they should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

The following table shows a reconciliation of (i) Adjusted EBITDA and Adjusted EBIT to net income and (ii) Adjusted diluted earnings per share to diluted earnings per share, in each case, for the thirteen weeks ended April 2, 2023 and April 3, 2022:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended
	April 2, 2023	April 3, 2022
Net Income	$76,160	$88,307
Income tax provision	23,142	28,295
Interest expense, net	2,220	3,039
Earnings before interest and taxes (EBIT)	101,522	119,641
Special items (1)	35,527	—
Adjusted EBIT	137,049	119,641

Depreciation, amortization and accretion, adjusted for special items	30,913	32,720
Adjusted EBITDA	$167,962	$152,361

Net income	$76,160	$88,307
Special Items, net of tax (1)	26,521	—
Adjusted Net income	$102,681	$88,307
Diluted earnings per share	$0.73	$0.79
Adjusted diluted earnings per share	$0.98	$0.79

Diluted weighted average shares outstanding	104,876	111,833

(1) Includes approximately $28 million in Store Closure and other costs, net primarily related to impairment charges and $4 million in Depreciation and amortization (exclusive of depreciation in cost of sales) for accelerated depreciation in connection with store closures and $3 million in Selling, general and administrative expenses related to our supply chain transition and acquisition related costs. After-tax impact includes the tax benefit on the pre-tax charge.

###

Source: Sprouts Farmers Market, Inc

Phoenix, AZ

5/1/23